Exhibit 99.1

April 25, 2024

To the stakeholders of Steel Partners Holdings LP:

FINANCIALS

For the year ended December 31, 2023, Steel Partners' revenue increased to $1.9 billion, compared to $1.7 billion in 2022. Income before income taxes and equity method investments was $161.2 million, compared with $275.5 million in 2022. Net income attributable to the Company's common unitholders for the year was $150.8 million, or $6.43 per diluted common unit, compared with $206 million, or $8.12 per diluted common unit in 2022. We report our financials on a GAAP basis, as required by the SEC, which could vary significantly from real cash.

Steel Partners generated $240.6 million of adjusted EBITDA* in 2023, compared to $228.4 million in 2022.

As of December 31, 2023, net cash*, which includes cash and investments less total debt, pension liabilities and preferred unit liabilities, totaled $56.4 million, an increase of $104 million, compared to December 31, 2022.

The book value per unit was $45.01 on December 31, 2023, compared to $37.04 as of December 31, 2022.

As of December 31, 2023, the Company's net pension liability was $46.2 million, down from $84.9 million in 2022.

From January 1, 2024 through March 1, 2024, the Company repurchased 579,961 common units for $25.3 million. In 2023, the Company purchased 462,628 common units for an aggregate purchase price of $20 million. Since 2016, we have purchased 8.7 million units for $203.9 million at an average price of $23.32/common unit under the current repurchase program.

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In February 2024, the Board of Directors approved the repurchase of up to 400,000 of the preferred units. As of March 31, 2024, we have repurchased 76,146 preferred units for $1.8 million at an average price of $24/preferred unit.

BUSINESS UNIT UPDATES

We manage Steel Partners through three business segments for SEC reporting purposes: Diversified Industrial, Energy & Sports, and Financial Services. Steel Partners has approximately 5,100 employees in 89 locations in 15 countries.

Dunmore, www.dunmore.com, is a developer and manufacturer of performance coated, laminated, metalized film, and other highly engineered materials. Dunmore generates revenue in a broad range of markets, including aerospace, insulation, product identification, labels/graphics, imaging materials, solar, building materials, and specialty packaging.

Ronn Cort joined Dunmore as President in September 2022. Previously, he was President of US-based SEKISUI KYDEX, the engineered polymers division of SEKISUI Chemical.

The company increased North American revenue and gross margins from volume growth in aerospace, satellites, and space launch vehicles, while also increasing margins on lower volumes in commercial markets partially offset by lower volumes in Europe.

The company continued its commitment to operational and efficiency improvements, while also restructuring its business development and sales departments to focus on strategic growth markets, including aerospace.

HandyTube, www.handytube.com, is a premium manufacturer of seamless tubing used in aerospace & defense, medical, oil & gas, and industrial markets for the flow of gas, steam, and liquid in harsh environments.

Steve Petrides joined as President of HandyTube in 2023. He was previously with Bingham & Taylor serving as both Chief Commercial Officer and Executive VP & General Manager.

HandyTube experienced significant transition in their business in 2023 with record growth in Aerospace & Defense surpassing Life Sciences and a weaker performance from the Energy segment.

Operational inefficiencies and accelerated growth in markets with high technical requirements presented significant challenges throughout the year. Major improvements in the operational fundamentals are being implemented and a more strategic focus is underway to exploit new business opportunities offering stronger margin potential. Additionally, key leadership roles have been successfully filled to drive organizational change, leading to sustainable growth. HandyTube enters 2024 with a strong backlog of orders and continued demand for products.

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Indiana Tube Corporation (ITC), www.indianatube.com, is a diversified manufacturer of low carbon mechanical grade welded steel tubing. ITC products are used in a variety of structural applications for Automotive, Large Truck, Heavy Equipment, Oil & Gas, Agriculture, Heating & Air, Refrigeration and Specialty Fabricator Industries.

Ron Hawkins is the President of Indiana Tube and has been with the business in leadership roles since 2006.

ITC started 2023 with a material price headwind resulting from steel purchased in the second half of 2022 vs. the steel market price reduction of (51%). During the first half of the year ITC depleted the high-priced material and began delivering strong EBITDA margins. As the second half of the year progressed, Transportation customers (72% of revenue) began reducing orders and minimizing inventory levels due to the growing economic concerns and the UAW strike that continued through Q4 2023.

Despite the challenging year, ITC is positioned for growth in 2024 with the addition of 17 new customer accounts in 2023, HVAC/R Lineset market penetration with the patented ALT-Line™ tubing product that will displace copper, and a strong sales pipeline extending through 2027.

JPS Composite Materials, www.jpscm.com, is a AS-9100 leading manufacturer of high-strength composite reinforcement fabrics used in aerospace and diverse industrial segments supporting civilian, military, and space applications.

Keith Bendyk has worked at JPS for over 23 years in various roles, becoming President in 2022. He has driven significant cultural changes throughout all levels of the organization as shown by current Glassdoor ratings. He has empowered his senior leadership team resulting in increased operating performance and profitability.

In 2023, JPS Composite Materials met expectations in a challenging marketplace and delivered both top and bottom-line growth. This growth can be attributed to various factors such as implementing price increases to cover raw material costs, capturing additional segment share through strategic positioning, and optimizing operational performance using lean Steel Business System principles. JPS saw robust demand from both the commercial & military aerospace segments due to increased build rates. The Industrial segment performed at a high level despite a dramatic global PCB industry downturn, by utilizing equipment to support alternative applications that align with the company’s strategy.

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In 2023 JPS completed 9 people-centric action items, sponsored 10 youth sports coaches/teams, held 12 DEI training sessions, and 10 employee-led community involvement activities.

Kasco, www.kasco.com, is a global leader in the design and manufacture of precision cutting products, servicing customers in the food processing and wood cutting industries. Our cutting-edge products include band saw blades, meat grinder plates & knives, and cutlery. In addition, Kasco has a nation-wide network of skilled technicians providing on-site support of commercial food equipment, repair parts, preventative maintenance, butcher supplies and seasoning to grocers, meat, seafood, deli and bakery departments.

Mike Adell is the President of Kasco and has an extensive background in strategic selling, marketing, developing customer relationships, setting strategic direction and driving profitable growth.

In 2023, Kasco successfully relocated our North America manufacturing to a new greenfield facility, providing capacity expansion to support future growth. The company achieved overall revenue growth, driven by strength in the field service business, while encountering headwinds with increased material, FX and inflationary costs, partially offset by price increases.

Kasco is working to improve profitability through a combination of continuous improvement and LEAN initiatives, optimizing operations, and implementing cost controls.

Lucas Milhaupt, www.lucasmilhaupt.com, is a global leader in brazing. Since 1942, Lucas Milhaupt has developed innovative metal joining solutions to improve process efficiencies, quality, and safety for industrial original equipment manufacturers. We serve the aerospace, automotive, power generation, electronics, medical device & component manufacturing, and the HVAC & refrigeration markets.

Greg Simpson is acting as Interim President with John Ashe moving back to OMG, Inc. We have a strong leadership team in place at Lucas to ensure a smooth transition.

Lucas continues to execute well with targeted initiatives to position the company to grow in existing and expand into new markets. Through a continued focus to improve customer quality and on-time delivery, the company will also focus upon improving manufacturing capabilities, implementation of an SIOP program and adoption of the 80/20 principle. These key initiatives will drive growth in sales, profitability, and cash flow.

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A move into the new Milwaukee, WI facility was completed. The facility will help recruit and retain talent, includes a new Center of Excellence that will be used by application engineering/new product development to develop on-site customer solutions, and allows more efficient manufacturing process layouts to improve efficiency and flow.

The company also received for the first time the Steel Sports Kids First Cup which shows the commitment to the success of the program.

MTE, www.mtecorp.com, is a leader in power quality electromagnetic products for a wide range of critical industries, including oil & gas, HVAC, datacenters, medical imaging, and industrial manufacturing. MTE’s solutions enable more resilient operations, maximize equipment uptime, and minimize damaging electrical pollution. MTE is headquartered in Milwaukee, WI, with two manufacturing plants in Mexico – Mexicali and Tecate.

Ahsan Javed has been President of MTE since March 2022 after serving as VP of Marketing for the company. Previously, Ahsan held leadership roles across various companies in aerospace & defense, medical devices, and semiconductors.

MTE achieved record financial results in 2023 with the highest sales, EBITDA, and free cash flow (FCF) in the company’s history. These results were achieved through relentless focus on the customer, execution on strategic plan imperatives, and outperforming the competition. The company grew in critical markets, like Oil & Gas, while expanding into exciting new areas, like datacenter cooling. Embracing Steel Business Systems (SBS) helped MTE establish industry-best lead times. The new leadership team is establishing a growth mindset focused on execution, growth, and living our core values: Teamwork, Respect, Integrity, and Commitment.

MTI, www.mtimotion.com, designs and manufactures an innovative portfolio of custom, precision motion-control products and solutions, including high-performance motors, drives, and controllers, as well as windings, gears, and ball screws for the aerospace, defense, and industrial industries globally. MTI is developing its strategy and tactical plans to realize its vision “to be the #1 preferred supplier for engineered precision motion control solutions for the most challenging environments.”

The team is now under a new leader, Pat O’Brien, since Jan 2024. Pat joins us from Aero Fluid Products, and he has over 25 years of experience in Operations and P&L Leadership across diverse international businesses that have included Aerospace, Defense, Industrial, Automotive and Medical industries. Pat and the team are taking action to implement changes in process, expectations, communications, and infrastructure to ensure performance at or above objectives for 2024 and beyond.

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MTI is committed to serving its customers. On-time deliveries are improving, and new metrics and business processes are being put in place to measure progress and deliver stronger predictable performance. Specific challenges this year include overcoming supply chain issues on a defense program, recovering performance, and completing new contract terms for a major industrial business program. The management team remains focused on delivering the highest performance, world-class quality motors to the defense, aerospace, and industrial markets.

OMG, www.omginc.com, is a leading US manufacturer and global supplier of specialty fasteners, adhesives, tools, and related products for the commercial and residential construction markets. These products are sold through multiple channels, including private label, distribution, home centers, and lumberyards.

OMG continues to excel as a high-performing manufacturer with a culture built on safety, people development, continuous improvement, collaboration, and overall respect. OMG’s sweet spot is innovation and its ability to couple deep customer intimacy and market expertise with leading engineering talent to develop and introduce new products that enable customers to outperform.

Hubert McGovern retired as CEO of OMG in February 2024 after 39 years with the company. Hubert started at OMG in 1985 as an engineer, working his way up to President & CEO, a role he held for 20 years. Hubert’s unwavering dedication, leadership, and countless contributions have left an indelible mark on OMG. OMG has grown significantly during Hubert’s tenure, and his impact has been nothing short of remarkable.

I want to express my deep appreciation for his tireless efforts and steadfast commitment to the success of our organization and our Kids First mission. Under his guidance, OMG achieved back-to-back wins of the Kids First Cup and hosted sports camps and clinics to benefit employees and local children. His legacy will undoubtedly endure, and we wish him all the happiness and relaxation in his retirement.

Amidst this transition, we are pleased to announce that John Ashe, a familiar face with a history deeply rooted at OMG, has returned as President & CEO of OMG. John’s return marks a new chapter for OMG, and we have full confidence in his ability to lead with the same dedication and vision that have been the hallmarks of the culture at OMG. In 2018, after 20 years with OMG, John joined Lucas Milhaupt as President and CEO. Then, in 2020, when Steel Connect acquired IWCO Direct, John took the helm and led the company through a technological and digital transformation. In 2022, John returned to Lucas Milhaupt after Steel Connect disposed of IWCO Direct. John has been the embodiment of a team player going wherever he is needed.

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OMG’s outlook for 2024 is positive. Forecasts for new construction and decking are strong and FastenMaster is poised to meet demand and continue its growth trajectory. Roofing Products is focused on strategies to retain its position as a market leader by introducing key new products.

Steel Energy, www.steelenergyservices.com, provides well servicing rigs for workover & completion, well logging & pump-down perforating, and well testing & flow-back operations in the Bakken and Permian basins.

Stewart Peterson has been the President of Steel Energy since 2016 and has been with the business since it acquired Black Hawk Energy Services in 2013. He has over 45 years of experience in the oil & gas industry. Stewart and his leadership team have built a solid culture of safety and quality that starts with its people. The people of Steel Energy are the focus, and they will continue to be our key differentiator from the competition.

Steel Energy delivered another year of strong performance in 2023. Steel Energy’s strong performance is the direct result of the hard work of our team members and our continued focus on superior customer service and disciplined execution. Steel Energy's rig production increased significantly in 1H of 2023, and those production levels tapered off through the year. Steel Energy's resiliency has proven to be a strong differentiator amongst the competition.

WebBank, www.webbank.com (“the Bank”) is a Utah chartered Industrial Bank headquartered in Salt Lake City, Utah. From its humble beginnings in 1997 when Steel Partners invested $4.5 million for 90% of the initial shareholders equity, we have grown into a bank with a diversified customer and product base, growth mind set, and profitable business model. The Bank has originated and funded over $185 billion in consumer and commercial credit products since inception, helping millions of people and small businesses receive affordable credit products. As “The Bank Behind the Brand®”, WebBank is a national issuer of consumer and small business credit products through Strategic Partner (Brand) platforms, which include retailers, manufacturers, finance companies, software as a service (“SaaS”), and financial technology (FinTech) companies. The Bank is a leading player in the digital lending space, driving innovation in financial products through embedded finance with Strategic Partner platforms.

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WebBank engages in a full range of banking activities, including consumer and commercial loan products, revolving lines of credit, credit cards, private-label card issuance, auto-refinancing, deposits and more. The Bank provides capital in the form of asset-backed lending and other credit facilities to Strategic Partner platforms, credit funds, and other lenders with a targeted focus on specialty finance assets. The Bank is also a leading provider of commercial insurance premium finance products through its wholly-owned subsidiary, National Partners.

We are proud that WebBank was named one of Glassdoor’s Best Places to Work for the second year in a row in 2024 and this year WebBank was second on the list of 50 small to medium sized companies selected for the award. Unlike other workplace awards, this award is based on the input of employees, who provide a company review about their job, work environment and employer on Glassdoor.

We are also delighted that WebBank was named an American Banker Best Place to Work in Fintech in 2023 and we were ranked 19th of the 50 companies honored with the award.

The Bank continued to execute on its growth plan to diversify revenue through the implementation of new Strategic Partner platforms and the launch of numerous new product offerings with existing Strategic Partners. WebBank experienced another strong year in earnings with $417 million in total revenue and $76.5 million in pretax income. Total equity increased 17.3% in 2023 to $344.3 million from $293.6 million in 2022. The Bank’s returns remained very strong in 2023, with pre-tax return on equity at 22.2% and pre-tax return on assets at 3.0%. The Bank’s Tier 1 leverage ratio decreased during 2023 to 13.2% due to the continued focus to leverage its balance sheet with lower risk assets. As of December 31, 2023, the Bank had $2.52 billion in total assets.

Steel Sports, www.steelsports.com, is a social impact organization built on its Kids First philosophy and dedicated to teaching life lessons and building character through youth sports. Steel Sports drives the purpose and mission of Steel Partners, and it serves to build the culture across our organization.

We created Steel Sports in 2011 to have a positive social impact by creating better athletes and better people and keeping kids engaged in sports programs as participation rates were declining. Early on, we developed our Steel Sports Coaching System – The Lasorda Way, to formalize the teachings of the late baseball legend and Hall of Fame manager Tommy Lasorda, and it remains our guiding light today. Coaching “The Lasorda Way” is providing kids a positive and fun environment, an essential part of keeping them in sports so they can gain the character traits and life lessons that will make them successful in all walks of life. The goal of having a child participate on a team is to help develop empathy, kindness, inclusion, perseverance, and resilience. By building future leaders with grit and a growth mindset, we create a brighter future for us all. We aim to be the gold standard in youth sports and teach our Core Values of Teamwork, Respect, Integrity, and Commitment.

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Martin Brown has been President and CEO since June 2020, and he has 22 years of experience in the industry. Martin and his leadership team are focused on growing Teams in current and new regions around the country, rolling out leadership and character-driven programs to develop kids off the field, and expanding the Steel Sports Coaching System’s reach to impact more organizations, coaches and athletes.

In 2023, Steel Sports positively impacted nearly 100,000 kids and were able to tell this story to over 80,000 followers on social media, with a reach of over 1.6 million users. Steel Sports opened a new soccer region in Bakersfield (CA), a new baseball region in Milwaukee (WI), and they launched a groundbreaking partnership with the Italian Baseball and Softball Federation. The Steel Sports Coaching System will be infused into every level of the Italian organization, including the national teams that will compete in major international events such as the Olympic Games and World Baseball Classic.

Nearly 20,000 kids were impacted through the Steel Sports Coaching System in 2023, including 3,000 on Steel Sports teams. Steel athletes demonstrate a growth mindset at a higher level than their peers, as well as core mental health competencies. 52% of Steel Sports high school graduates are playing a sport in college (up from 33% in 2022), whereas the national average is 7%. 100% of Steel parents attest to their child demonstrating the core values at home, at school, and away from the field in their community.

Our athletes, coaches, and families were stewards in their communities, giving selflessly of their time and donating items to those in need. Steel Sports’ impact totaled 8,500 community service hours and over 15,000 items donated, such as meals, sports equipment, school supplies, toys, and more.

For the third year, Steel Partners employees were engaged in the Steel Sports Coaching System, teachings that apply to business and life as well as sports. Steel Sports awarded over $120,000 in sponsorships to organizations where the coaches completed the Foundations of Positive Coaching course, impacting 6,780 kids, and 89 Steel Partners employees coached in their community.

STEEL CONNECT

Steel Connect, Inc. (NASDAQ: STCN), www.steelconnectinc.com, provides services through its wholly-owned subsidiary, ModusLink Corporation. Due to being consolidated in 2023, Steel Connect’s consolidated revenue was $115.1 million for May 1, 2023 to December 31, 2023. As of December 31, 2023, we owned 84% of the company on a fully diluted basis. I continue to be the Interim CEO.

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On April 30, 2023, Steel Partners exchanged certain marketable securities held by the Steel Partners Group to Steel Connect in exchange for 3.5 million shares of Series E Convertible Preferred Stock of Steel Connect. After the close, Steel Connect was consolidated into Steel Partners’ financial statements. The purpose of the Transaction was to provide Steel Connect with access to approximately $200 million of new capital to be used for working capital, complementary and strategic acquisitions, and general corporate purposes.

ModusLink, www.moduslink.com, is a wholly-owned subsidiary of Steel Connect and provides supply chain and eCommerce solutions to help customers across a diverse range of industries, including semiconductors, consumer electronics, telecommunications, computing & storage, software & content, consumer packaged goods, therapeutic devices, retail & luxury, and connected devices.

Fawaz Khalil is President & CEO since June 2020. ModusLink continues to produce improved revenue and profit by focusing on increasing share of wallet at existing large accounts and securing new, profitable business with larger annual revenues. In calendar year 2023, ModusLink achieved significant large volume wins with their top 5 customers including more global expansion in Europe and Asia, specifically with new facilities in Thailand and Malaysia. ModusLink also has continued its market share gains by winning a major semiconductor manufacturer’s European distribution business from a much larger competitor. These programs will come online over the next several months.

ModusLink continues to utilize continuous improvement and lean principles in executing on daily management resulting in sustained profit and cash management performance.

THE STEEL WAY

The Steel Way is our culture. It encompasses our Core Values of Teamwork, Respect, Integrity, and Commitment, our Kids First purpose, and our dedication to providing quality products for our customers and value for our unitholders.

Steel Business System: In 2023, our lean initiatives focused on improving inventory turns, on-time delivery, and revenue per employee. As part of our re-commitment, the majority of our employees have been trained on Lean Manufacturing principles. We also have our operational excellence monthly review, where our teams come together to learn from each other, create standards, celebrate successes, and learn from our mistakes.

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Every Steel Partners company has embraced the program, and lean initiatives are becoming entrenched in the company culture. Our plan is to expand the system to work together with our SIOP and Strategic Deployment processes.

The structure provided by the Steel Business System will allow us to gain an understanding of our current state, prepare for challenges and take advantage of potential opportunities.

SteelGrow: We began the SteelGrow initiative to formalize employee development throughout Steel Partners, which is to recruit, retain, and reward our employees. Our goal is to identify our high-performing employees and retain and reward this best talent while using our experience to recruit more high-performing employees.

We launched our new human capital management system, which is named after our program, Steel Grow. Our new system is a centralized state-of-the-art HR platform for all HR information, payroll, time and attendance, benefits, and talent management.

After three years of hard work, we successfully completed the rollout. We faced many challenges along the way – meeting the differing needs of our business units, agreeing on standard processes, cleaning up historical data, correcting technical issues — and, of course, making time for this intense and essential project in addition to our other daily tasks, projects, and business needs.

The system gives us visibility across our organization into our most valuable asset, our people. Steel Grow allows us to provide enhanced opportunities for employee growth and development, including giving employees the ability to move across our various business units and geographies – both through lateral moves and promotions.

By embracing our core values of TEAMWORK, RESPECT, INTEGRITY, and COMMITMENT, we were able to make this happen as a team, and we can be very proud of what we have achieved together.

Interns: We had approximately 80 interns across our businesses in 2023. We continued to offer both a mix of in-person and remote interns. We hosted an Intern Capstone event where 40 of our interns gathered to hear Jerry Royster deliver our town hall focused on our core values, interact with our businesses at the first Steel Partners career fair, tour both MTI in Kenosha, Wisconsin and Lucas-Milhaupt in Cudahy, Wisconsin, as well as take in a Brewers game at American Family Field. The highlight was allowing our interns to participate in our Kids First multi-sport camp, playing dodgeball, ultimate frisbee, capture the flag, and kickball.

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Management Updates: After successfully leading the finance team at Steel Partners, Jason Wong took the role of CFO at Steel Partners Limited., an affiliate of Steel Partners, and was succeeded by Ryan O’Herrin. Ryan was most recently the Division Finance Director for Eastman. Previously, he was Division CFO For Genus PLC and had multiple roles in Strategy, Finance, and IT with Weir Group PLC.

Maria Reda was appointed General Counsel. Maria had served as interim General Counsel since 2022. Her appointment reflects her exceptional contributions and dedication to Steel Partners’ success.

Joe Martin re-joined Steel Partners as Chief Administrative Officer and Chief Legal Officer. In this role, Joe provides expert guidance and strategic direction to the executive team.

It is with a mix of nostalgia, gratitude, and a touch of sadness that I announce that Glen Kassan is actually retiring. In 1988 and 1989, I was an analyst at Ballantrae Partners and worked for Glen. Shortly after forming Steel Partners, Glen agreed to help me with various projects. For 36 years, Glen has shared his wisdom, guidance, and contributed invaluably to our collective success. His commitment to Steel Partners has helped us to overcome countless challenges and achieve many victories. I want to thank him for decades of service, and I also want to thank him for being a true friend. Glen first retired back in 2013, but he continued to serve Steel Partners, Steel Connect, and all our stakeholders for another decade. I hope this next chapter will be filled with joy and endless happiness for Glen and his family.

It is with deep sadness and a heavy heart that I inform you of the unexpected passing of our Senior Vice President of Human Resources, Pete Marciniak, just days prior to his retirement. Pete had been an integral part of our organization for over 34 years, and his dedication, expertise, and compassion left an indelible mark on our company culture and its people. Pete's passing leaves a tremendous void, and we miss his wisdom and guidance. We extend our deepest sympathies to his family.

Core Values: At Steel Partners, we define ourselves by our Core Values of Teamwork, Respect, Integrity, and Commitment. These values and principles apply on and off the field, bringing us together with our co-workers, families, and communities.

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For the third year now, we have asked employees to nominate another employee who embraces our Core Values. In 2023, we had 4,335 nominations. The overall number itself is impressive, but what our employees have to say about one another is a testament to their dedication to our customers, partners, and all stakeholders. Here are just a few examples:

●	Teamwork nomination for a JPS employee: “Her dedication to the team and her ability to rally others around her is unequaled. I can’t speak highly enough about her character and continued leadership, even in the face of adversity.”

●	Respect nomination for a Dunmore employee: “He truly embodies the core value of respect in the way he conducts himself on a daily basis. He is always mindful of other people’s needs, checks in on his coworkers when they are struggling, and supports his team through coaching and recognition of hard work.”

●	Integrity nomination for a Steel Energy employee: “He is a hardworking, honest employee who is always on the go and does everything to help his fellow employees. He gives recognition when it is deserved. He makes work fun but also doesn’t hesitate to be honest.”

●	Commitment nomination for an OMG employee: “She continuously has curve balls thrown at her and hits every one of them. She takes care of everyone. She doesn’t look for praise, and she just shows up every day and does her job with pride. Her work ethic and commitment are amazing to witness, and I am proud to know her.”

Kids First Purpose: Our philosophy is Kids First. Since 2011, when we founded Steel Sports inside Dodger Stadium, our mission has been to forge a path of success for the next generation by putting kids first, instilling values, building character, and teaching life lessons through sports.

We are committed to providing opportunities for all employees to participate in their local communities by offering flex-time for coaches, sponsoring teams that employees coach, as well as sponsoring teams where employees’ children and grandchildren participate. All Steel Sports coaches are provided with training. This year, we had 89 employees coach a team, and our sponsorships positively impacted 6,780 children.

Our ultimate goal is to have kids participate on a Steel Sports team and learn our core values and culture. Then we would like to have them join us as interns and employees and eventually as future leaders in our company to perpetuate our core values and culture.

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CLOSING REMARKS

At Steel Partners, we are focused on managing with a margin of safety and ensuring that we continue to service our customers, improve our lead times and on-time delivery, decrease our working capital, and maintain an appropriate level of investment in our properties, plants, and equipment to achieve long term return on invested capital.

With a grit and a growth mindset, we will ensure our success now and in the future.

Thank you for your continued support and commitment.

Respectfully,

Warren G. Lichtenstein

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Forward-Looking Statements

This annual letter and the press release contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect SPLP's current expectations and projections about its future results, performance, prospects and opportunities. SPLP identifies these forward-looking statements by using words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” and similar expressions. These forward-looking statements are only predictions based upon the Company's current expectations and projections about future events, and are based on information currently available to the Company and are subject to risks, uncertainties, and other factors that could cause its actual results, performance, prospects, or opportunities in 2024 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation: disruptions to the Company’s business as a result of economic downturns; the significant volatility of crude oil and commodity prices; the effects of rising interest rates; the Company’s subsidiaries' sponsor defined pension plans, which could subject the Company to future cash flow requirements; the ability to comply with legal and regulatory requirements, including environmental, health and safety laws and regulations, banking regulations and other extensive requirements to which the Company and its businesses are subject; risks associated with the Company’s wholly-owned subsidiary, WebBank, as a result of its Federal Deposit Insurance Corporation (“FDIC”) status, highly-regulated lending programs, and capital requirements; the ability to meet obligations under the Company's senior credit facility through future cash flows or financings; the risk of management diversion, increased costs and expenses, and impact on profitability in connection with the Company's business strategy to make acquisitions; the impact of losses in the Company's investment portfolio; the Company’s ability to protect its intellectual property rights and obtain or retain licenses to use others' intellectual property on which the Company relies; the Company’s exposure to risks inherent to conducting business outside of the U.S.; the impact of any changes in U.S. trade policies; the adverse impact of litigation or compliance failures on the Company's profitability; a significant disruption in, or breach in security of, the Company’s technology systems or protection of personal data; the loss of any significant customer contracts; the Company’s ability to maintain effective internal control over financial reporting; the rights of unitholders with respect to voting and maintaining actions against the Company or its affiliates; potential conflicts of interest arising from certain interlocking relationships among us and affiliates of the Company’s Executive Chairman; the Company’s dependence on the Manager and impact of the management fee on the Company’s total partners’ capital; the impact to the development of an active market for the Company’s units due to transfer restrictions and other factors; the Company's tax treatment and its subsidiaries’ ability to fully utilize their tax benefits; the loss of essential employees; and other risks detailed from time to time in filings we make with the SEC. These statements involve significant risks and uncertainties, and no assurance can be given that the actual results will be consistent with these forward-looking statements. Investors should read carefully the factors described in the “Risk Factors” section of the Company's filings with the SEC, including the Company’s Form 10-K for the year ended December 31, 2023 and subsequent quarterly reports on Form 10-Q and annual reports on Form 10-K, for information regarding risk factors that could affect the Company’s results. Any forward-looking statement made in this annual letter or the press release speaks only as of the date hereof, and investors should not rely upon forward-looking statements as predictions of future events. Except as otherwise required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

*Non-GAAP Financial Measurements

The financial data contained in this letter includes certain non-GAAP financial measurements as defined by the Securities and Exchange Commission, including "Adjusted EBITDA” and “Net Debt.” For definitions and reconciliations to the nearest GAAP measure, see our press release issued on March 8, 2024. https://ir.steelpartners.com/news-releases/news-release-details/steel-partners-holdings-reports-fourth-quarter-and-full-year-1

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